EXHIBIT 5.1

Quattlebaum, Grooms & Tull

A PROFESSIONAL LIMITED LIABILITY COMPANY

111 Center Street

Suite 1900

Little Rock, Arkansas 72201

(501) 379-1700

Timothy W. Grooms	Direct Dial
tgrooms@qgtlaw.com	501-379-1713
Licensed in Arkansas and New York	Direct Fax
501-379-3813

June 19, 2020

Simmons First National Corporation

601 E. 3rd Street, 12th Floor

Little Rock, Arkansas 72201

Ladies and Gentlemen:

We have acted as special and limited counsel in the State of Arkansas to Simmons First National Corporation, an Arkansas corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of 2,800,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Shares”), issuable under the Second Amended and Restated Simmons First National Corporation 2015 Incentive Plan (the “Incentive Plan”), pursuant to the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on the date hereof (the “Registration Statement”).

In connection with this opinion we examined the Incentive Plan, the Company’s Amended and Restated Articles of Incorporation and By-Laws, each as amended as of the date hereof, the Registration Statement and the corporate proceedings taken by the Company relating to the filing of the Registration Statement and the transactions contemplated thereby. We also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials we deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we considered necessary or appropriate. As to facts material to this opinion letter, we relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed responsible, without independent verification. Except as expressly described in the foregoing of this paragraph in this letter, we have not undertaken or made inquiry into or any examination of the business records of the Company or Incentive Plan, nor have we undertaken a search of or made inquiry into certificates or records of public officials.

For purposes of this letter, we assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted as originals; (d) the conformity to original documents of all documents submitted as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed.

June 19, 2020

Page: 2

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion the Shares have been duly authorized and, when issued in accordance with the terms of the Incentive Plan and any individual agreements relating to such Shares, will be validly issued, fully paid and nonassessable.

We are licensed to practice in the State of Arkansas. In rendering the foregoing opinions, we do not express an opinion with respect to the laws of any jurisdiction other than the laws of the State of Arkansas.

We are furnishing this letter to you in connection with the filing of the Registration Statement. This letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. The opinions set forth herein are given as of the date hereof, and we do not undertake an obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.

We consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit or agree we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ QUATTLEBAUM, GROOMS & TULL PLLC